Exhibit 99.1

PRESS RELEASE	FOR IMMEDIATE RELEASE

QCR Holdings, Inc. Announces Net Income of $23.6 Million
for the First Quarter of 2022

First Quarter 2022 Highlights

●	Net income of $23.6 million, or $1.49 per diluted share

●	Adjusted net income (non-GAAP) of $24.4 million, or $1.54 per diluted share

●	Net Interest Margin (“NIM”) of 3.30% and Adjusted NIM (TEY)(non-GAAP) of 3.50%

●	Annualized loan and lease growth of 14.6% for the quarter, excluding SBA Paycheck Protection Program (“PPP”) loans (non-GAAP)

●	Nonperforming assets improved for the quarter and represented a record low of 0.04% of total assets

●	Allowance for credit losses (“ACL”) to total loans/leases of 1.55%

Moline, IL, April 26, 2022 -- QCR Holdings, Inc. (NASDAQ: QCRH) (the “Company”) today announced net income of $23.6 million and diluted earnings per share (“EPS”) of $1.49 for the first quarter of 2022, compared to net income of $27.0 million and diluted EPS of $1.71 for the fourth quarter of 2021.

Adjusted net income (non-GAAP) and adjusted diluted EPS (non-GAAP) for the first quarter of 2022 were $24.4 million and $1.54, respectively. For the fourth quarter of 2021, adjusted net income (non-GAAP) was $27.4 million and adjusted diluted EPS (non-GAAP) was $1.73. For the first quarter of 2021, adjusted net income (non-GAAP) and adjusted diluted EPS (non-GAAP) were $18.6 million and $1.16, respectively.

	For the Quarter Ended
	March 31,	December 31,	March 31,
$ in millions (except per share data)	2022	2021	2021
Net Income	$23.6	$27.0	$18.0
Diluted EPS	$1.49	$1.71	$1.12
Adjusted Net Income (non-GAAP)	$24.4	$27.4	$18.6
Adjusted Diluted EPS (non-GAAP)	$1.54	$1.73	$1.16

Adjusted non-GAAP measurements of financial performance exclude non-recurring income and expense items that management believes are not reflective of the anticipated future operation of the Company’s business. The Company believes these measurements provide a better comparison for analysis and may provide a better indicator of future performance. See GAAP to non-GAAP reconciliations.

“We delivered another solid quarter of net income, driven by exceptional loan growth, an expanding net interest margin, well managed expenses and continued strong credit quality,” said Larry J. Helling, Chief Executive Officer. “Building on the momentum we established last year, we generated robust lending activity again in the first quarter with annualized loan growth of 14.6%.”

“On April 1st, we successfully completed the acquisition of Guaranty Federal Bancshares, Inc and merged Guaranty Bank into Springfield First Community Bank. We’re eager to continue to grow in the vibrant southwest Missouri region and we look forward to serving our clients and our communities as one bank and one team.”

Annualized Loan and Lease Growth of 14.6% for the Quarter, excluding PPP Loans (non-GAAP)

During the first quarter of 2022, the Company’s loans and leases increased $147.7 million to a total of $4.8 billion. Excluding PPP loans (non-GAAP), loan and lease growth during the quarter was $169.6 million or 14.6% on an annualized basis, funded by overnight advances and some excess liquidity. Core deposits (excluding brokered deposits) decreased by $83.3 million during the quarter, driven by typical seasonality with our commercial client base and further rotation from time deposits to interest-bearing demand deposits.

“Our accelerated loan growth in the first quarter was driven by strength in our traditional commercial lending, leasing and Specialty Finance business,” added Helling. “This is a testament to the economic vibrancy in our markets as well as our relationship-based community banking model, emphasizing the importance of strong relationships with new and existing clients. Given our current pipeline, we are now increasing our targeted loan growth to between 10% and 12% for the full year.”

Net Interest Income of $45.7 million

Net interest income for the first quarter of 2022 totaled $45.7 million, compared to $46.5 million for the fourth quarter of 2021 and $42.0 million for the first quarter of 2021. Adjusted net interest income (non-GAAP) during the quarter was $48.5 million, a decrease of $0.7 million, or 1.4%, from the prior quarter, entirely due to lower sequential PPP loan forgiveness fees. Adjusted net interest income (non-GAAP) was $43.7 million for the first quarter of 2021. Acquisition-related net accretion totaled $118 thousand for the first quarter of 2022, up from $88 thousand in the fourth quarter of 2021 and down from $504 thousand for the first quarter of 2021.

In the first quarter, NIM was 3.30% and tax-equivalent yield (“TEY”) basis (non-GAAP) NIM was 3.50%, compared to 3.29% and 3.50% in the prior quarter, respectively. Adjusted NIM (non-GAAP), which excludes acquisition-related net accretion, was 3.50%, up 0.01% from the prior quarter. The increase in Adjusted NIM (non-GAAP) during the quarter was primarily due to a rotation of excess liquidity into higher average loan/lease balances, which grew $119.4 million. In addition, adjusted NIM also benefited from a decline of 1 basis point in the total cost of interest-bearing funds (due to both mix and rate).

	For the Quarter Ended
	March 31,	December 31,	March 31,
	2022	2021	2021
NIM	3.30%	3.29%	3.26%
NIM (TEY)(non-GAAP) *	3.50%	3.50%	3.43%
Adjusted NIM (TEY)(non-GAAP) *	3.50%	3.49%	3.40%

* See GAAP to non-GAAP reconciliations

“Excluding the impact of PPP fees, we expanded our NIM during the first quarter by 4 basis points, supported by a favorable mix in our interest earning assets, lower deposit costs and stable loan yields in this highly competitive lending environment,” said Todd A. Gipple, President, Chief Operating Officer and Chief Financial Officer. “With our asset sensitive balance sheet, we expect continued NIM expansion in this rising rate environment.”

Noninterest Income of $15.6 million

Noninterest income for the first quarter of 2022 totaled $15.6 million, compared to $23.0 million for the fourth quarter of 2021. The decrease was primarily due to a $6.6 million decline in capital markets revenue from swap fees due to client project delays caused by ongoing supply chain disruptions and inflationary pressures. Wealth management revenue was $4.0 million for the quarter, up slightly from the fourth quarter of 2021.

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“Capital markets revenue totaled $6.4 million for the quarter, which was below our guidance due to delays in funding low-income housing tax credit projects,” added Gipple. “Capital markets revenue has averaged approximately $13 million per quarter for the last three years. Given our solid pipeline of transactions, but recognizing the project delays caused by ongoing supply chain disruptions and inflationary pressures, we are expecting this source of fee income to be in a range of $13 to $15 million per quarter for the remainder of 2022.”

Noninterest Expenses of $38.3 million

Noninterest expense for the first quarter of 2022 totaled $38.3 million, including acquisition related costs of $1.9 million, compared to $39.4 million for the fourth quarter of 2021 and $37.2 million for the first quarter of 2021. The linked-quarter decrease was due to lower salary and benefits expense of $1.2 million, the result of a decrease in variable compensation related to the lower than expected capital markets production. In addition, lower advertising and marketing expenses were partially offset by higher acquisition costs.

Asset Quality Remains Excellent

Nonperforming assets (“NPAs”) totaled $2.7 million at the end of the first quarter, an improvement over the fourth quarter of 2021. The ratio of NPAs to total assets improved to 0.04% on March 31, 2022, compared to 0.05% on December 31, 2021, and 0.25% on March 31, 2021. In addition, the Company’s criticized loans and classified loans to total loans and leases decreased to 2.45% and 1.13%, respectively, from 2.47% and 1.14% as of December 31, 2021.

The Company recorded a $2.9 million negative provision for credit losses in the first quarter of 2022, primarily due to continued strong asset quality and a corresponding reduction in the qualitative factor related to the pandemic. As of March 31, 2022, the ACL on total loans/leases was 1.55%, compared to 1.68% as of December 31, 2021.

Continued Strong Capital Levels

As of March 31, 2022, the Company’s total risk-based capital ratio was 14.63%, the common equity tier 1 ratio was 11.38% and the tangible common equity to tangible assets ratio (non-GAAP) was 9.60%. By comparison, these respective ratios were 14.77%, 11.46% and 9.87% as of December 31, 2021. The Company’s accumulated other comprehensive income (“AOCI”) declined $27.3 million during the first quarter due to a decrease in the value of its available for sale securities portfolio and certain derivatives resulting from sharp increases in interest rates during the quarter. While AOCI and the resumption of the share repurchase program did reduce the Company’s tangible common equity, solid earnings partially offset this impact, which led to a decline of only 1.2% in tangible book value.

The Company temporarily suspended its share repurchase program due to the Guaranty acquisition. The Company resumed its share repurchase program after Guaranty shareholder approval of the merger with the Company and purchased and retired 77,500 shares at an average price of $56.98 per share. The Company has approximately 328,000 shares remaining on its authorized repurchase program.

Focus on Three Strategic Long-Term Initiatives

As part of the Company’s ongoing efforts to grow earnings and drive attractive long-term returns for shareholders, it continues to operate under three key strategic long-term initiatives:

●	Generate organic loan and lease growth of 9% per year, funded by core deposits;

●	Grow fee-based income by at least 6% per year; and

●	Limit annual operating expense growth to 5% per year.

Conference Call Details

The Company will host an earnings call/webcast tomorrow, April 27, 2022, at 10:00 a.m. Central Time. Dial-in information for the call is toll-free: 888-346-9286 (international 412-317-5253). Participants should request to join the QCR Holdings, Inc. call. The event will be available for replay through May 4, 2022. The replay access information is 877-344-7529 (international 412-317-0088); access code 3884128. A webcast of the teleconference can be accessed at the Company’s News and Events page at www.qcrh.com. An archived version of the webcast will be available at the same location shortly after the live event has ended.

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About Us

QCR Holdings, Inc., headquartered in Moline, Illinois, is a relationship-driven, multi-bank holding company serving the Quad Cities, Cedar Rapids, Cedar Valley, Des Moines/Ankeny and Springfield communities through its wholly-owned subsidiary banks. The banks provide full-service commercial and consumer banking and trust and wealth management services. Quad City Bank & Trust Company, based in Bettendorf, Iowa, commenced operations in 1994, Cedar Rapids Bank & Trust Company, based in Cedar Rapids, Iowa, commenced operations in 2001, Community State Bank, based in Ankeny, Iowa, was acquired by the Company in 2016, Springfield First Community Bank, based in Springfield, Missouri, was acquired by the Company in 2018, and Guaranty Bank, also based in Springfield, Missouri, was acquired by the Company and merged with Springfield First Community Bank on April 1, 2022, with the combined entity operating under the Guaranty Bank name. Additionally, the Company serves the Waterloo/Cedar Falls, Iowa community through Community Bank & Trust, a division of Cedar Rapids Bank & Trust Company. Quad City Bank & Trust Company offers equipment loans and leases to businesses through its wholly-owned subsidiary, m2 Equipment Finance, LLC, based in Milwaukee, Wisconsin, and also provides correspondent banking services. Including the Guaranty Bank acquisition, the Company now has 40 locations in Iowa, Missouri, Wisconsin and Illinois. As of March 31, 2022, the Company had approximately $6.2 billion in assets, $4.8 billion in loans and $4.8 billion in deposits. For additional information, please visit the Company’s website at www.qcrh.com.

Special Note Concerning Forward-Looking Statements. This document contains, and future oral and written statements of the Company and its management may contain, forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 with respect to the financial condition, results of operations, plans, objectives, future performance and business of the Company. Forward-looking statements, which may be based upon beliefs, expectations and assumptions of the Company’s management and on information currently available to management, are generally identifiable by the use of words such as “believe,” “expect,” “anticipate,” “predict,” “suggest,” “appear,” “plan,” “intend,” “estimate,” ”annualize,” “may,” “will,” “would,” “could,” “should” or other similar expressions. Additionally, all statements in this document, including forward-looking statements, speak only as of the date they are made, and the Company undertakes no obligation to update any statement in light of new information or future events.

A number of factors, many of which are beyond the ability of the Company to control or predict, could cause actual results to differ materially from those in its forward-looking statements. These factors include, among others, the following: (i) the strength of the local, state, national and international economies(including effects of inflationary pressures and supply chain constraints); (ii) the economic impact of any future terrorist threats and attacks, widespread disease or pandemics (including the COVID-19 pandemic in the United States), acts of war or other threats thereof, or other adverse external events that could cause economic deterioration or instability in credit markets, and the response of the local, state and national governments to any such adverse external events; (iii) changes in accounting policies and practices, as may be adopted by state and federal regulatory agencies, the FASB or the PCAOB; (iv) changes in local, state and federal laws, regulations and governmental policies concerning the Company’s general business; (v) changes in interest rates and prepayment rates of the Company’s assets (including the impact of LIBOR phase-out); (vi) increased competition in the financial services sector and the inability to attract new customers; (vii) changes in technology and the ability to develop and maintain secure and reliable electronic systems; (viii) unexpected results of acquisitions, which may include failure to realize the anticipated benefits of acquisitions and the possibility that transaction costs may be greater than anticipated; (ix) the loss of key executives or employees; (x) changes in consumer spending; (xi) unexpected outcomes of existing or new litigation involving the Company; (xii) the economic impact of exceptional weather occurrences such as tornadoes, floods and blizzards; and (xiii) the ability of the Company to manage the risks associated with the foregoing as well as anticipated. These risks and uncertainties should be considered in evaluating forward-looking statements and undue reliance should not be placed on such statements. Additional information concerning the Company and its business, including additional factors that could materially affect the Company’s financial results, is included in the Company’s filings with the Securities and Exchange Commission.

Contacts:

Todd A. Gipple	Kim K. Garrett
President	Vice President
Chief Operating Officer	Corporate Communications
Chief Financial Officer	Investor Relations Manager
(309) 743-7745	(319) 743-7006
tgipple@qcrh.com	kgarrett@qcrh.com

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QCR Holdings, Inc.
Consolidated Financial Highlights
(Unaudited)

	As of
	March 31,	December 31,	September 30,	June 30,	March 31,
	2022	2021	2021	2021	2021

	(dollars in thousands)
CONDENSED BALANCE SHEET
Cash and due from banks	$50,540	$37,490	$57,310	$55,598	$78,814
Federal funds sold and interest-bearing deposits	66,390	87,662	70,826	88,780	55,056
Securities, net of allowance for credit losses	823,311	810,215	828,719	810,445	799,825
Net loans/leases	4,753,082	4,601,411	4,519,060	4,338,811	4,279,220
Intangibles	8,856	9,349	9,857	10,365	10,873
Goodwill	74,066	74,066	74,066	74,066	74,066
Derivatives	107,326	222,220	198,393	193,395	122,668
Other assets	292,248	253,719	256,277	255,952	246,872
Total assets	$6,175,819	$6,096,132	$6,014,508	$5,827,412	$5,667,394

Total deposits	$4,839,689	$4,922,772	$4,871,828	$4,688,935	$4,631,782
Total borrowings	443,270	170,805	183,514	198,908	188,601
Derivatives	116,193	225,135	201,450	196,092	125,863
Other liabilities	108,743	100,410	107,902	113,001	112,429
Total stockholders' equity	667,924	677,010	649,814	630,476	608,719
Total liabilities and stockholders' equity	$6,175,819	$6,096,132	$6,014,508	$5,827,412	$5,667,394

ANALYSIS OF LOAN PORTFOLIO
Loan/lease mix:
Commercial and industrial - revolving	$263,441	$248,483	$175,155	$182,882	$168,842
Commercial and industrial - other	1,374,221	1,346,602	1,465,580	1,505,384	1,616,144
Total commercial and industrial	1,637,662	1,595,085	1,640,735	1,688,266	1,784,986
Commercial real estate, owner occupied	439,257	421,701	434,014	427,734	461,272
Commercial real estate, non-owner occupied	679,898	646,500	644,850	618,879	610,582
Construction and land development	863,116	918,571	852,418	708,289	607,798
Multi-family	711,682	600,412	529,727	466,804	396,272
Direct financing leases	43,330	45,191	50,237	56,153	60,134
1-4 family real estate	379,613	377,361	376,067	382,142	368,927
Consumer	73,310	75,311	71,682	69,438	71,080
Total loans/leases	$4,827,868	$4,680,132	$4,599,730	$4,417,705	$4,361,051
Less allowance for credit losses	74,786	78,721	80,670	78,894	81,831
Net loans/leases	$4,753,082	$4,601,411	$4,519,060	$4,338,811	$4,279,220

ANALYSIS OF SECURITIES PORTFOLIO
Securities mix:
U.S. government sponsored agency securities	$21,380	$23,328	$23,689	$14,670	$14,581
Municipal securities	667,245	639,799	649,486	641,603	614,649
Residential mortgage-backed and related securities	86,381	94,323	100,744	106,139	118,051
Asset backed securities	23,233	27,124	30,607	31,778	39,815
Other securities	25,270	25,839	24,367	16,429	12,903
Total securities	$823,509	$810,413	$828,893	$810,619	$799,999
Less allowance for credit losses	198	198	174	174	174
Net securities	$823,311	$810,215	$828,719	$810,445	$799,825

ANALYSIS OF DEPOSITS
Deposit mix:
Noninterest-bearing demand deposits	$1,275,493	$1,268,788	$1,342,273	$1,258,885	$1,269,578
Interest-bearing demand deposits	3,181,685	3,232,633	3,086,711	2,976,696	2,916,054
Time deposits	382,268	421,348	441,743	452,171	445,067
Brokered deposits	243	3	1,101	1,183	1,084
Total deposits	$4,839,689	$4,922,772	$4,871,828	$4,688,935	$4,631,782

ANALYSIS OF BORROWINGS
Borrowings mix:
Overnight FHLB advances (1)	$290,000	$15,000	$30,000	$40,000	$25,000
Other short-term borrowings	1,190	3,800	1,600	7,070	6,840
Subordinated notes	113,890	113,850	113,811	113,771	118,731
Junior subordinated debentures	38,190	38,155	38,103	38,067	38,030
Total borrowings	$443,270	$170,805	$183,514	$198,908	$188,601

(1) At the most recent quarter-end, the weighted-average rate of these overnight borrowings was 0.53%.

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QCR Holdings, Inc.
Consolidated Financial Highlights
(Unaudited)

	For the Quarter Ended
	March 31,	December 31,	September 30,	June 30,	March 31,
	2022	2021	2021	2021	2021

	(dollars in thousands, except per share data)
INCOME STATEMENT
Interest income	$51,062	$52,020	$51,667	$48,903	$47,565
Interest expense	5,329	5,507	5,438	5,387	5,590
Net interest income	45,733	46,513	46,229	43,516	41,975
Provision for credit losses	(2,916)	(3,227)	-	-	6,713
Net interest income after provision for loan/lease losses	$48,649	$49,740	$46,229	$43,516	$35,262

Trust department fees	$2,963	$2,843	$2,714	$2,848	$2,801
Investment advisory and management fees	1,036	1,047	1,054	1,039	940
Deposit service fees	1,555	1,644	1,588	1,492	1,408
Gain on sales of residential real estate loans	493	922	954	1,184	1,337
Gain on sales of government guaranteed portions of loans	19	227	-	-	-
Swap fee income/capital markets revenue	6,422	12,982	24,885	9,568	13,557
Securities gains (losses), net	-	-	-	(88)	-
Earnings on bank-owned life insurance	346	470	446	451	471
Debit card fees	1,007	1,072	1,085	1,084	975
Correspondent banking fees	277	266	265	269	314
Other	1,515	1,512	1,661	1,449	1,686
Total noninterest income	$15,633	$22,985	$34,652	$19,296	$23,489

Salaries and employee benefits	$23,627	$24,809	$28,207	$23,044	$24,847
Occupancy and equipment expense	3,937	3,723	4,122	3,965	4,108
Professional and data processing fees	3,671	3,866	3,568	3,702	3,443
Acquisition costs	1,851	624	-	-	-
Disposition costs	-	5	-	-	8
FDIC insurance, other insurance and regulatory fees	1,310	1,316	1,108	986	1,065
Loan/lease expense	267	606	308	457	300
Net cost of (income from) and gains/losses on operations of other real estate	(1)	-	(1,346)	(113)	39
Advertising and marketing	761	1,679	1,095	853	627
Bank service charges	541	553	525	572	523
Correspondent banking expense	199	200	201	198	200
Intangibles amortization	493	508	508	508	508
Other	1,669	1,523	3,091	1,503	1,560
Total noninterest expense	$38,325	$39,412	$41,387	$35,675	$37,228

Net income before income taxes	$25,957	$33,313	$39,494	$27,137	$21,523
Federal and state income tax expense	2,333	6,304	7,929	4,788	3,541
Net income	$23,624	$27,009	$31,565	$22,349	$17,982

Basic EPS	$1.51	$1.73	$2.02	$1.41	$1.14
Diluted EPS	$1.49	$1.71	$1.99	$1.39	$1.12

Weighted average common shares outstanding	15,625,112	15,582,276	15,635,123	15,813,932	15,803,643
Weighted average common and common equivalent shares outstanding	15,852,256	15,838,246	15,869,798	16,045,239	16,025,548

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QCR Holdings, Inc.
Consolidated Financial Highlights
(Unaudited)

	As of and for the Quarter Ended
	March 31,	December 31,	September 30,	June 30,	March 31,
	2022	2021	2021	2021	2021

	(dollars in thousands, except per share data)
COMMON SHARE DATA
Common shares outstanding	15,579,605	15,613,460	15,590,428	15,763,522	15,843,732
Book value per common share (1)	$42.87	$43.36	$41.68	$40.00	$38.42
Tangible book value per common share (Non-GAAP) (2)	$37.55	$38.02	$36.30	$34.64	$33.06
Closing stock price	$56.59	$56.00	$51.44	$48.09	$47.22
Market capitalization	$881,650	$874,354	$801,972	$758,068	$748,141
Market price / book value	132.00%	129.15%	123.42%	120.24%	122.90%
Market price / tangible book value	150.71%	147.30%	141.72%	138.83%	142.83%
Earnings per common share (basic) LTM (3)	$6.68	$6.30	$5.73	$4.81	$4.27
Price earnings ratio LTM (3)	8.47 x	8.88 x	8.98 x	10.00 x	11.06 x
TCE / TA (Non-GAAP) (4)	9.60%	9.87%	9.54%	9.51%	9.38%

CONDENSED STATEMENT OF CHANGES IN STOCKHOLDERS' EQUITY
Beginning balance	$677,010	$649,814	$630,476	$608,719	$593,793
Cumulative effect from the adoption of ASU 2016-13 "CECL"	-	-	-	-	(937)
Net income	23,624	27,009	31,565	22,349	17,982
Other comprehensive income (loss), net of tax	(27,340)	295	(2,546)	4,179	(1,751)
Common stock cash dividends declared	(938)	(935)	(946)	(951)	(949)
Repurchase and cancellation of shares of common stock as a result of a share repurchase program	(4,416)	-	(9,367)	(4,800)	-
Other (5)	(16)	827	632	980	581
Ending balance	$667,924	$677,010	$649,814	$630,476	$608,719

REGULATORY CAPITAL RATIOS (6):
Total risk-based capital ratio	14.63%	14.77%	14.64%	14.72%	14.85%
Tier 1 risk-based capital ratio	11.38%	11.46%	11.26%	11.26%	11.31%
Tier 1 leverage capital ratio	10.78%	10.46%	10.28%	10.29%	10.10%
Common equity tier 1 ratio	10.72%	10.76%	10.55%	10.52%	10.55%

KEY PERFORMANCE RATIOS AND OTHER METRICS
Return on average assets (annualized)	1.55%	1.76%	2.11%	1.56%	1.27%
Return on average total equity (annualized)	13.81%	16.23%	19.30%	14.33%	11.91%
Net interest margin	3.30%	3.29%	3.36%	3.28%	3.26%
Net interest margin (TEY) (Non-GAAP) (7)	3.50%	3.50%	3.56%	3.46%	3.43%
Efficiency ratio (Non-GAAP) (8)	62.45%	56.71%	51.17%	56.80%	56.87%
Gross loans and leases / total assets	78.17%	76.77%	76.48%	75.81%	76.95%
Gross loans and leases / total deposits	99.76%	95.07%	94.41%	94.22%	94.15%
Effective tax rate	8.99%	18.92%	20.08%	17.64%	16.45%
Full-time equivalent employees	749	726	724	725	720

AVERAGE BALANCES
Assets	$6,115,127	$6,121,446	$5,982,583	$5,761,314	$5,691,097
Loans/leases	4,727,478	4,608,111	4,529,136	4,412,322	4,271,782
Deposits	4,903,354	4,983,869	4,779,876	4,709,732	4,628,889
Total stockholders' equity	684,126	665,698	654,186	624,000	604,012

(1)	Includes accumulated other comprehensive income (loss).
(2)	Includes accumulated other comprehensive income (loss) and excludes intangible assets (Non-GAAP).
(3)	LTM : Last twelve months.
(4)	TCE / TCA : tangible common equity / total tangible assets. See GAAP to non-GAAP reconciliations.
(5)	Includes mostly common stock issued for options exercised and the employee stock purchase plan, as well as stock-based compensation.
(6)	Ratios for the current quarter are subject to change upon final calculation for regulatory filings due after earnings release.
(7)	TEY : Tax equivalent yield. See GAAP to Non-GAAP reconciliations.
(8)	See GAAP to Non-GAAP reconciliations.

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QCR Holdings, Inc.
Consolidated Financial Highlights
(Unaudited)

	For the Quarter Ended
	March 31, 2022			December 31, 2021			March 31, 2021
	Average Balance	Interest Earned or Paid	Average Yield or Cost	Average Balance	Interest Earned or Paid	Average Yield or Cost	Average Balance	Interest Earned or Paid	Average Yield or Cost

	(dollars in thousands)
ANALYSIS OF NET INTEREST INCOME AND MARGIN
Fed funds sold	$4,564	$2	0.15%	$3,334	$1	0.09%	$1,847	$1	0.05%
Interest-bearing deposits at financial institutions	69,328	35	0.20%	161,514	63	0.15%	116,446	37	0.13%
Securities (1)	802,260	7,682	3.83%	810,334	7,514	3.70%	810,059	7,050	3.48%
Restricted investment securities	22,183	281	5.06%	18,929	231	4.78%	18,064	219	4.84%
Loans (1)	4,727,478	45,995	3.95%	4,608,111	47,010	4.05%	4,271,782	42,525	4.04%
Total earning assets (1)	$5,625,813	$53,995	3.88%	$5,602,222	$54,819	3.89%	$5,218,198	$49,832	3.86%

Interest-bearing deposits	$3,228,083	$2,338	0.29%	$3,231,477	$2,401	0.29%	$2,981,306	$1,986	0.27%
Time deposits	398,897	799	0.81%	442,835	963	0.86%	448,035	1,441	1.30%
Short-term borrowings	1,951	-	0.05%	2,484	1	0.12%	7,141	1	0.07%
Federal Home Loan Bank advances	85,778	82	0.38%	4,141	3	0.31%	13,078	9	0.28%
Subordinated debentures	113,868	1,554	5.46%	113,829	1,554	5.46%	118,706	1,594	5.37%
Junior subordinated debentures	38,171	556	5.83%	38,132	584	5.99%	38,007	559	5.88%
Total interest-bearing liabilities	$3,866,748	$5,329	0.56%	$3,832,898	$5,506	0.57%	$3,606,273	$5,590	0.63%

Net interest income (1)		$48,666			$49,313			$44,242
Net interest margin (2)			3.30%			3.29%			3.26%
Net interest margin (TEY) (Non-GAAP) (1) (2) (3)			3.50%			3.50%			3.43%
Adjusted net interest margin (TEY) (Non-GAAP) (1) (2) (3)			3.50%			3.49%			3.40%

(1)	Includes nontaxable securities and loans. Interest earned and yields on nontaxable securities and loans are determined on a tax equivalent basis using a 21% tax rate.
(2)	See "Select Financial Data - Subsidiaries" for a breakdown of amortization/accretion included in net interest margin for each period presented.
(3)	TEY : Tax equivalent yield. See GAAP to Non-GAAP reconciliations.

8

QCR Holdings, Inc.
Consolidated Financial Highlights
(Unaudited)

	As of
	March 31,	December 31,	September 30,	June 30,	March 31,
	2022	2021	2021	2021	2021

	(dollars in thousands, except per share data)
ROLLFORWARD OF ALLOWANCE FOR CREDIT LOSSES ON LOANS/LEASES
Beginning balance	$78,721	$80,670	$78,894	$81,831	$84,376
Adoption of ASU 2016-13 "CECL" - Day 1 adjustment	-	-	-	-	(8,102)
Provision charged to expense	(3,849)	(2,045)	1,895	(141)	5,993
Loans/leases charged off	(456)	(375)	(287)	(3,163)	(713)
Recoveries on loans/leases previously charged off	370	471	168	367	277
Ending balance	$74,786	$78,721	$80,670	$78,894	$81,831

NONPERFORMING ASSETS
Nonaccrual loans/leases	$2,744	$2,759	$6,818	$8,230	$13,863
Accruing loans/leases past due 90 days or more	4	1	14	57	-
Total nonperforming loans/leases	2,748	2,760	6,832	8,287	13,863
Other real estate owned	-	-	-	1,820	173
Other repossessed assets	-	-	-	-	50
Total nonperforming assets	$2,748	$2,760	$6,832	$10,107	$14,086

ASSET QUALITY RATIOS
Nonperforming assets / total assets	0.04%	0.05%	0.11%	0.17%	0.25%
ACL for loans and leases / total loans/leases	1.55%	1.68%	1.75%	1.79%	1.88%
ACL for loans and leases / nonperforming loans/leases	2721.47%	2852.21%	1180.77%	952.02%	590.28%
Net charge-offs as a % of average loans/leases	0.00%	0.00%	0.00%	0.06%	0.01%

INTERNALLY ASSIGNED RISK RATING (1)
Special mention (rating 6)	$63,622	$62,510	$58,634	$51,613	$53,466
Substandard (rating 7)	54,491	53,159	59,402	79,719	84,982
Doubtful (rating 8)	-	-	-	-	-
	$118,113	$115,669	$118,036	$131,332	$138,448

Criticized loans (2)	$118,113	$115,669	$118,036	$131,332	$138,448
Classified loans (3)	54,491	53,159	59,402	79,719	84,982

Criticized loans as a % of total loans/leases	2.45%	2.47%	2.57%	2.97%	3.17%
Classified loans as a % of total loans/leases	1.13%	1.14%	1.29%	1.80%	1.95%

(1)	Amounts exclude the government guaranteed portion, if any. The Company assigns internal risk ratings of Pass (Rating 2) for the government guaranteed portion.
(2)	Criticized loans are defined as C&I and CRE loans with internally assigned risk ratings of 6, 7, or 8, regardless of performance.
(3)	Classified loans are defined as C&I and CRE loans with internally assigned risk ratings of 7 or 8, regardless of performance.

9

QCR Holdings, Inc.
Consolidated Financial Highlights
(Unaudited)

	For the Quarter Ended
	March 31,	December 31,	March 31,
	2022	2021	2021

	(dollars in thousands)
SELECT FINANCIAL DATA - SUBSIDIARIES
TOTAL ASSETS
Quad City Bank and Trust (1)	$2,195,894	$2,142,345	$2,101,634
m2 Equipment Finance, LLC	281,666	266,588	245,842
Cedar Rapids Bank and Trust	1,947,737	2,030,279	1,847,070
Community State Bank - Ankeny	1,184,708	1,168,606	1,041,861
Springfield First Community Bank	956,345	882,885	818,605

TOTAL DEPOSITS
Quad City Bank and Trust (1)	$1,930,935	$1,849,313	$1,841,518
Cedar Rapids Bank and Trust	1,397,976	1,504,992	1,362,927
Community State Bank - Ankeny	1,013,928	1,020,548	912,419
Springfield First Community Bank	555,559	590,164	602,274

TOTAL LOANS & LEASES
Quad City Bank and Trust (1)	$1,692,218	$1,650,234	$1,568,131
m2 Equipment Finance, LLC	285,871	270,274	249,478
Cedar Rapids Bank and Trust	1,478,514	1,437,808	1,382,336
Community State Bank - Ankeny	912,996	866,952	743,892
Springfield First Community Bank	744,140	725,139	666,692

TOTAL LOANS & LEASES / TOTAL DEPOSITS
Quad City Bank and Trust (1)	88%	89%	85%
Cedar Rapids Bank and Trust	106%	96%	101%
Community State Bank - Ankeny	90%	85%	82%
Springfield First Community Bank	134%	123%	111%

TOTAL LOANS & LEASES / TOTAL ASSETS
Quad City Bank and Trust (1)	77%	77%	75%
Cedar Rapids Bank and Trust	76%	71%	75%
Community State Bank - Ankeny	77%	74%	71%
Springfield First Community Bank	78%	82%	81%

ACL ON LOANS/LEASES AS A PERCENTAGE OF LOANS/LEASES
Quad City Bank and Trust (1)	1.69%	1.82%	1.98%
m2 Equipment Finance, LLC	3.31%	3.55%	3.73%
Cedar Rapids Bank and Trust	1.61%	1.73%	2.05%
Community State Bank - Ankeny	1.55%	1.69%	1.74%
Springfield First Community Bank	1.11%	1.27%	1.43%

RETURN ON AVERAGE ASSETS
Quad City Bank and Trust (1)	1.86%	1.86%	1.35%
Cedar Rapids Bank and Trust	2.25%	2.56%	2.45%
Community State Bank - Ankeny	1.42%	1.50%	0.81%
Springfield First Community Bank	1.40%	1.82%	1.16%

NET INTEREST MARGIN PERCENTAGE (2)
Quad City Bank and Trust (1)	3.50%	3.48%	3.20%
Cedar Rapids Bank and Trust (3)	3.60%	3.66%	3.55%
Community State Bank - Ankeny (4)	3.62%	3.52%	3.70%
Springfield First Community Bank (5)	3.38%	3.49%	3.55%

ACQUISITION-RELATED AMORTIZATION/ACCRETION INCLUDED IN NET INTEREST MARGIN, NET
Cedar Rapids Bank and Trust	$51	$21	$13
Community State Bank - Ankeny	33	30	317
Springfield First Community Bank	69	89	211
QCR Holdings, Inc. (6)	(35)	(52)	(37)

(1)	Quad City Bank and Trust figures include m2 Equipment Finance, LLC, as this entity is wholly-owned and consolidated with the Bank. m2 Equipment Finance, LLC is also presented separately for certain (applicable) measurements.
(2)	Includes nontaxable securities and loans. Interest earned and yields on nontaxable securities and loans are determined on a tax equivalent basis using a 21% tax rate.
(3)	Cedar Rapids Bank and Trust's net interest margin percentage includes various purchase accounting adjustments. Excluding those adjustments, net interest margin (Non-GAAP) would have been 3.54% for the quarter ended March 31, 2022, 3.65% for the quarter ended December 31, 2021 and 3.47% for the quarter ended March 31, 2021.
(4)	Community State Bank's net interest margin percentage includes various purchase accounting adjustments. Excluding those adjustments, net interest margin (Non-GAAP) would have been 3.62% for the quarter ended March 31, 2022, 3.50% for the quarter ended December 31, 2021 and 3.54% for the quarter ended March 31, 2021.
(5)	Springfield First Community Bank's net interest margin percentage includes various purchase accounting adjustments. Excluding those adjustments, net interest margin (Non-GAAP) would have been 3.41% for the quarter ended March 31, 2022, 3.50% for the quarter ended December 31, 2021 and 3.49% for the quarter ended March 31, 2021.
(6)	Relates to the trust preferred securities acquired as part of the Guaranty Bank acquisition in 2017 and the Community National Bank acquisition in 2013.

10

QCR Holdings, Inc.
Consolidated Financial Highlights
(Unaudited)

	As of
	March 31,	December 31,	September 30,	June 30,	March 31,
	2022	2021	2021	2021	2021

	(dollars in thousands, except per share data)
GAAP TO NON-GAAP RECONCILIATIONS
TANGIBLE COMMON EQUITY TO TANGIBLE ASSETS RATIO (1)

Stockholders' equity (GAAP)	$667,924	$677,010	$649,814	$630,476	$608,719
Less: Intangible assets	82,922	83,415	83,923	84,431	84,939
Tangible common equity (non-GAAP)	$585,002	$593,595	$565,891	$546,045	$523,780

Total assets (GAAP)	$6,175,819	$6,096,132	$6,014,508	$5,827,412	$5,667,394
Less: Intangible assets	82,922	83,415	83,923	84,431	84,939
Tangible assets (non-GAAP)	$6,092,897	$6,012,717	$5,930,585	$5,742,981	$5,582,455

Tangible common equity to tangible assets ratio (non-GAAP)	9.60%	9.87%	9.54%	9.51%	9.38%

(1)	This ratio is a non-GAAP financial measure. The Company's management believes that this measurement is important to many investors in the marketplace who are interested in changes period-to-period in common equity. In compliance with applicable rules of the SEC, this non-GAAP measure is reconciled to stockholders' equity and total assets, which are the most directly comparable GAAP financial measures.

11

QCR Holdings, Inc.
Consolidated Financial Highlights
(Unaudited)

	For the Quarter Ended
	March 31,	December 31,	September 30,	June 30,	March 31,
	2022	2021	2021	2021	2021

	(dollars in thousands, except per share data)
GAAP TO NON-GAAP RECONCILIATIONS
ADJUSTED NET INCOME (1)
Net income (GAAP)	$23,624	$27,009	$31,565	$22,349	$17,982
Less non-core items (post-tax) (2):
Income:
Securities gains(losses), net	-	-	-	(69)	-
Mark to Market gains (losses) on derivatives, net	715	77	(13)	(58)	129
Gain on sale of loan	-	-	28	-	-
Total non-core income (non-GAAP)	$715	$77	$15	$(127)	$129
Expense:
Disposition costs	-	3	-	-	7
Acquisition costs (4)	1,462	493	-	-	-
Separation agreement	-	-	-	-	734
Total non-core expense (non-GAAP)	$1,462	$496	$-	$-	$741
Adjusted net income (non-GAAP) (1)	$24,371	$27,428	$31,550	$22,476	$18,594

ADJUSTED EARNINGS PER COMMON SHARE (1)
Adjusted net income (non-GAAP) (from above)	$24,371	$27,428	$31,550	$22,476	$18,594
Weighted average common shares outstanding	15,625,112	15,582,276	15,635,123	15,813,932	15,803,643
Weighted average common and common equivalent shares outstanding	15,852,256	15,838,246	15,869,798	16,045,239	16,025,548
Adjusted earnings per common share (non-GAAP):
Basic	$1.56	$1.76	$2.02	$1.42	$1.18
Diluted	$1.54	$1.73	$1.99	$1.40	$1.16

ADJUSTED RETURN ON AVERAGE ASSETS (1)
Adjusted net income (non-GAAP) (from above)	$24,371	$27,428	$31,550	$22,476	$18,594
Average Assets	$6,115,127	$6,121,446	$5,982,583	$5,761,314	$5,691,097
Adjusted return on average assets (annualized) (non-GAAP)	1.59%	1.79%	2.11%	1.56%	1.31%

NET INTEREST MARGIN (TEY) (4)
Net interest income (GAAP)	$45,733	$46,513	$46,229	$43,516	$41,975
Plus: Tax equivalent adjustment (3)	2,933	2,800	2,708	2,444	2,267
Net interest income - tax equivalent (Non-GAAP)	$48,666	$49,313	$48,937	$45,960	$44,242
Less: Acquisition accounting net accretion	118	88	456	291	504
Adjusted net interest income	$48,548	$49,225	$48,481	$45,669	$43,738
Average earning assets	$5,625,813	$5,602,222	$5,451,571	$5,320,881	$5,218,198
Net interest margin (GAAP)	3.30%	3.29%	3.36%	3.28%	3.26%
Net interest margin (TEY) (Non-GAAP)	3.50%	3.50%	3.56%	3.46%	3.43%
Adjusted net interest margin (TEY) (Non-GAAP)	3.50%	3.49%	3.53%	3.44%	3.40%

EFFICIENCY RATIO (5)
Noninterest expense (GAAP)	$38,325	$39,412	$41,387	$35,675	$37,228
Net interest income (GAAP)	$45,733	$46,513	$46,229	$43,516	$41,975
Noninterest income (GAAP)	15,633	22,985	34,652	19,296	23,489
Total income	$61,366	$69,498	$80,881	$62,812	$65,464
Efficiency ratio (noninterest expense/total income) (Non-GAAP)	62.45%	56.71%	51.17%	56.80%	56.87%

LOAN GROWTH ANNUALIZED, EXCLUDING PPP LOANS
Total loans and leases	$4,827,868	$4,680,132	$4,599,730	$4,417,705	$4,361,051
Less: PPP loans	6,340	28,181	83,575	147,506	243,860
Total loans and leases, excluding PPP loans	$4,821,528	$4,651,951	$4,516,155	$4,270,199	$4,117,191
Loan growth annualized, excluding PPP loans	14.58%	12.03%	23.04%	14.87%	14.00%

(1)	Adjusted net income, Adjusted net income attributable to QCR Holdings, Inc. common stockholders, Adjusted earnings per common share and Adjusted return on average assets are non-GAAP financial measures. The Company's management believes that these measurements are important to investors as they exclude non-recurring income and expense items, therefore, they provide a more realistic run-rate for future periods. In compliance with applicable rules of the SEC, this non-GAAP measure is reconciled to net income, which is the most directly comparable GAAP financial measure.
(2)	Nonrecurring items (post-tax) are calculated using an estimated effective tax rate of 21%.
(3)	Interest earned and yields on nontaxable securities and loans are determined on a tax equivalent basis using a 21%.
(4)	Net interest margin (TEY) is a non-GAAP financial measure. The Company's management utilizes this measurement to take into account the tax benefit associated with certain loans and securities. It is also standard industry practice to measure net interest margin using tax-equivalent measures. In compliance with applicable rules of the SEC, this non-GAAP measure is reconciled to net interest income, which is the most directly comparable GAAP financial measure. In addition, the Company calculates net interest margin without the impact of acquisition accounting net accretion as this can fluctuate and it's difficult to provide a more realistic run-rate for future periods.
(5)	Efficiency ratio is a non-GAAP measure. The Company's management utilizes this ratio to compare to industry peers. The ratio is used to calculate overhead as a percentage of revenue. In compliance with the applicable rules of the SEC, this non-GAAP measure is reconciled to noninterest expense, net interest income and noninterest income, which are the most directly comparable GAAP financial measures.

12